UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd.		32217
Jacksonville, FL		(Zip Code)
(Address of Principal Executive Offices)

(972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of August 21, 2015, each of (i) that certain Shopping Center Lease, dated June 6, 2014, between Independence Center Newco, LLC, as Landlord, and Latitude 360 Kingston, LLC (“L360 Kingston”), a wholly-owned subsidiary of Latitude 360, Inc. (the “Company”), as Tenant, and (ii) that certain Shopping Center Lease, dated January 14, 2014, between Crossgates Mall General Company Newco, LLC, as Landlord, and Latitude 360 Albany, LLC (“L360 Albany”), a wholly-owned subsidiary of the Company, as Tenant (collectively, the “Leases”), pursuant to which L360 Kingston and L360 Albany had intended to open new Latitude 360 locations in Kingston, Massachusetts and Albany, New York, respectively, were terminated, pursuant to Agreements entered into that date among the Company, the applicable Landlord and the applicable Tenant (the “Termination Agreements”). Pursuant to the Termination Agreements, effective as of August 21, 2015, (i) all obligations of the parties under the Leases (as well as the obligations of the Company as guarantor of the Leases) were terminated, (ii) the Tenants and the Company conveyed to the applicable Landlord all furniture, fixtures, equipment and computer software (excluding proprietary software) and hardware in the leased premises, and (iii) each party released the others from all claims and liabilities related to the applicable Lease (except that the Tenants were not released from their obligations under the Leases regarding insurance for, and to indemnify the Landlords from, any third-party claims for personal injury arising out of Tenants’ use of the premises prior to the date of termination).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By	/s/ Brent Brown
Name:	Brent Brown
Title:	CEO

Date: September 4, 2015